Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Micrel, Incorporated on Form S-8 of our report dated January 24, 2000, appearing in the Annual Report on Form 10-K of Micrel, Incorporated for the year ended December 31, 1999.



Deloitte & Touche LLP

San Jose, California
December 18, 2000